UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2025

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782

(Commission File Number)

Delaware	99-4917603
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 17, 2025, AGL Private Credit Income Fund (the “Fund”) entered into a second amendment (the “Amendment”) to the Loan Facility (as amended by the Amendment and as defined below), among the Fund, as borrower, the Administrative Agent (as defined below), and each of the lenders party thereto, amending that certain Revolving Credit Agreement, dated as of October 18, 2024 (the “Loan Facility”), among, inter alios, the Fund, as borrower, the lenders from time to time party thereto and Société Générale, as administrative agent, sole lead arranger and letter of credit issuer (in such capacities, the “Administrative Agent”). Capitalized terms used but not defined in this current report have the meanings set forth in the Loan Facility.

Among other things, the parties have agreed in the Amendment to extend the stated maturity date of the Loan Facility from October 17, 2025, to September 16, 2026 and to reduce the pricing on the Loan Facility to (a) at any time when the dollar equivalent of the principal obligations is less than fifty percent (50%) of the maximum commitment amount as of such date (i) with respect to any loan (other than a reference rate loan), an annual rate of two hundred twenty (220) basis points (2.20%) and (ii) with respect to any reference rate loan, an annual rate of one hundred twenty (120) basis points (1.20%), and (b) at any time when the dollar equivalent of the principal obligations is greater than or equal to fifty percent (50%) of the maximum commitment amount as of such date (i) with respect to any loan (other than a reference rate loan), an annual rate of two hundred five (205) basis points (2.05%) and (ii) with respect to any reference rate loan, an annual rate of one hundred five (105) basis points (1.05%). By its terms, the Amendment also obligates the Fund to pay an annual extension fee equal of twenty-five (25) basis points (0.25%) of the commitment amount of each extending lender, with such extension fee to be pro-rated for the period from October 17, 2025, through the new stated maturity date.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to, and incorporated by reference in, this current report on Form 8-K.

Item 2.03. Creation of Direct Financial Obligation

The information included under Item 1.01 above regarding the Loan Facility is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

Recent Developments

Subsequent to June 30, 2025, through September 19, 2025, the Fund committed to ten additional investment transactions, representing aggregate commitments of approximately $352.0 million. These investments carry a weighted average loan-to-value ratio of 44.5%, based upon portfolio company financial statements.

Investments	Reference Rate and Spread	Acquisition Date	Maturity Date	Commitment ($)	Initial Funded Par ($)
Non-controlled/Non-affiliated
Debt investments
Aerospace & Defense
Titan BW Borrower L.P.	SOFR + 4.75%	7/24/2025	7/23/2032	$52,855	$42,141

Diversified Financial Services
Cliffwater LLC	SOFR + 5.00%	7/28/2025	4/22/2032	8,000	7,305
Cliffwater LLC	SOFR + 5.00%	8/20/2025	4/22/2032	8,000	7,305

Health Care Equipment & Supplies
Paradigm Parent, LLC	SOFR + 4.50%	7/24/2025	4/19/2032	50,000	50,000

Health Care Providers & Services
Star Holdings BidCo, Inc.	SOFR + 5.25%	9/2/2025	7/2/2030	15,000	8,357

Health Care Technology
Xifin, Inc	SOFR + 5.00%	8/5/2025	7/31/2031	20,000	16,923

Hotels, Restaurants and Leisure
Cooper’s Hawk Intermediate Holding, LLC	SOFR + 5.50%	7/29/2025	7/29/2031	25,000	19,211

Insurance
Koala Investment Holdings, Inc.	SOFR + 4.50%	8/29/2025	8/29/2032	50,000	39,109

IT Services
Olo Parent, Inc.	SOFR + 4.50%	9/12/2025	9/13/2032	47,917	43,750

Personal Products
Vivos Holdings, LLC	SOFR + 6.00%	8/13/2025	8/13/2030	25,000	25,000

Software
Flexera Software LLC	SOFR + 4.75%	8/15/2025	8/15/2032	37,822	35,127
Flexera Software LLC [1]	EURIBOR + 4.75%	8/15/2025	8/15/2032	12,416	12,416

Total debt investments				$352,010	$306,644

1.	Par value of 10.6 million euros translated using the exchange rate of 1.1712 as of the acquisition date.

The following table is a summary of certain characteristics of our investment portfolio as of September 19, 2025. Weightings are based on the funded par value of each respective investment as of that date. Portfolio company information used in these calculations is derived from the most recently available portfolio company financial statements, which may include normalized or adjusted figures, and have not been independently verified. All portfolio company information is presented as of the initial origination date of each investment.

As of September 19, 2025
Weighted average net leverage	5.6x
Weighted average loan-to-value	42.8%
Weighted average interest coverage	1.9x
Financial sponsor backed	94.4%

The information presented under Item 7.01 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as may be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the Revolving Credit Agreement dated as of September 17, 2025, by and among the Fund, as borrower, the Administrative Agent and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 22, 2025

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ TAYLOR BOSWELL
Taylor Boswell
Chief Executive Officer